                                   EXHIBIT J.4

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees Colorado BondShares-A Tax-Exempt Fund:

     We consent to the use of our report dated November 11, 1999 included in this Registration Statement and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian and Auditors" in the Statement of Additional Information.

                                  /s/ Fortner, Bayens, Levkulich and Co., P. C.
                                  ---------------------------------------------
                                     Fortner, Bayens, Levkulich and Co., P.C.

Denver, Colorado
January 28, 2000